Exhibit 23.1


               Consent of Independent Certified Public Accountants

         We have issued our report dated August 22, 1997 accompanying the consolidated financial statements of LecTec Corporation and Subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                                           /s/GRANT THORNTON LLP


Minneapolis, Minnesota
February 10, 1998